Exhibit 99.1

News Release

For information contact:

Sherry Magee

Senior Vice President Communications

CNL Financial Group

407-650-1223

CORPORATE CAPITAL TRUST REPORTS THIRD QUARTER 2015 RESULTS

(ORLANDO, Fla.) Nov. 13, 2015 – Corporate Capital Trust (the “Company”), a business development company that provides individuals the opportunity to invest in the debt of privately owned American companies, announced its operating results for the third quarter and the nine months ended Sept. 30, 2015. Corporate Capital Trust will host its earnings call to discuss these results on Nov. 16, 2015. Details about the earnings call can be found below.

Highlights

•	Net investment income increased by 54.0 percent to $127.6 million, or $0.52 per share, for the nine months ended Sept. 30, 2015, as compared to $82.8 million, or $0.49 per share, for the same period in 2014.

•	Total cumulative return to shareholders on an initial investment of $10,000 made in June 2011, assuming distribution reinvestment, grew by 30.0 percent to $12,999 as of Sept. 30, 2015,[1] (for an annualized return of 6.3 percent2), when including sales load. Excluding sales load, the initial investment grew by 44.4 percent to $14,443[1] (for an annualized return of 8.9 percent2).

•	Originated investments at fair value on Sept. 30, 2015, totaled approximately $1.9 billion, representing approximately 54.3 percent of the total portfolio. During the nine months ending Sept. 30, 2015, the company added 12 new originated investments totaling $586.6 million, at cost.

•	The Company exited investments and received principal payments of approximately $331.2 million and $431.6 million, respectively, during the nine months ended Sept.30, 2015, including the total return swap portfolio.

•	As of Sept. 30, 2015, the Company had raised more than $3.0 billion in gross proceeds from the Company’s continuous public offering of common stock. Net proceeds to the Company from the current common stock public offering and reinvested distributions were $548.7 million for the nine months ended Sept. 30, 2015.

For the nine months ended Sept. 30, 2015, the Company declared distributions of approximately $148.7 million, or $0.60 per share (39 record dates), remaining consistent with the $100.3 million, or $0.60 per share (39 record dates), for the nine months ended Sept. 30, 2014. Distributions year-to-date were estimated to be fully covered by taxable income available for distribution.

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Corporate Capital Trust Reports Third Quarter 2015 Results

Financial and Operating Highlights3

	($ in millions, except per share data)
As of	Sept. 30, 2015	Dec. 31, 2014	Sept. 30, 2014
Total assets	$3,750.6	$2,971.7	$2,646.5
Borrowings – credit facilities and term loan, net of discount	$1,207.5	$772.7	$581.6
Deemed borrowings (TRS implied leverage classified as senior securities)	$181.5	$172.0	$46.7
Total net assets	$2,526.4	$2,145.8	$1,970.2
Net asset value per share	$9.26	$9.79	$10.06
Leverage ratio	37%	32%	24%

Activity for Nine Months Ended Sept 30,		2015	2014
Cost of investments purchased		$1,467.3	$1,260.8
Sales, principal payments and other exits		$637.3	$793.8
Net investment income		$127.6	$82.8
Net realized gains(losses)		$49.3	$11.5
Net change in unrealized appreciation (depreciation)		$(175.4)	$8.4
Total distributions declared		$148.7	$100.3

Investment Portfolio Update4

The Company’s investment and total return swap (TRS) portfolios consisted of investment interests in 139 companies as of Sept. 30, 2015. The portfolio companies are diversified across multiple industries, with the largest portion invested in software & services (14.1 percent), capital goods (13.6 percent) and consumer durables and apparel (10.2 percent).

The primary investment concentration as of Sept. 30, 2015, was senior debt, which represented 76.3 percent of the portfolio at fair value. As of Sept. 30, 2015, 74.0 percent of the Company’s debt investments, based on fair value, featured floating interest rates, primarily based on London Interbank Offered Rate (LIBOR), and 26.0 percent of the debt investments featured fixed interest rates. Approximately 95.5 percent of the Company’s floating interest rate debt investments had base interest rate floors; the weighted average base interest rate floor was approximately 1.0 percent as of Sept. 30, 2015. The Company had unfunded investment commitments of $255.8 million and $417.8 million in immediate liquidity.

Recent Events

On Oct. 13, 2015, the Company commenced an offer to purchase up to 5,911,358 shares of its issued and outstanding common stock for $9.25 per share, on the terms set forth in the Company’s Offer to Purchase and accompanying Letter of Transmittal, as filed with the U.S. Securities and Exchange Commission (SEC) on Schedule TO (the Offer). The Offer will expire at 5 p.m. Central Time on Nov. 25, 2015, unless extended.

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Corporate Capital Trust is advised by CNL Fund Advisors Company (CNL) and KKR Credit Advisors (US) LLC (KKR).

Corporate Capital Trust Reports Third Quarter 2015 Results

On Oct. 14, 2015, CNL Financial Group announced that the registration statement of Corporate Capital Trust II, a second business development company (BDC) advised by CNL and KKR, has been declared effective by the SEC.

Earnings Call

Corporate Capital Trust will hold its earnings call for the third quarter and the nine months ended Sept. 30, 2015, on Monday, Nov. 16, 2015, at 1 p.m. Eastern Time. To listen to the earnings call, dial 800-728-2056.

(1)	Corporate Capital Trust’s net asset value per share was $9.00 and $9.26 on June 17, 2011, and Sept. 30, 2015, respectively. After considering (i) the overall changes in net asset value per share, (ii) all paid distributions from inception through Sept. 30, 2015, and (iii) the assumed reinvestment of those distributions at 90 percent of the prevailing offering price per share, then the total investment return was 44.4 percent for shareholders who held Corporate Capital Trust shares from June 17, 2011(inception), through Sept. 30, 2015. This cumulative return does not take into account any sales load that was paid by the Company’s shareholders. When taking into account the payment of a full sales load of 10 percent, the total investment return for those shareholders becomes 30.0 percent.

(2)	Corporate Capital Trust’s net asset value per share was $9.26 and $10.06 on Sept. 30, 2015, and 2014, respectively. After considering (i) the overall changes in net asset value per share, (ii) distributions of approximately $0.60 and $0.60 per share for the nine months ended Sept. 30, 2015 and 2014, respectively, and (iii) the assumed reinvestment of those distributions at 90 percent of the prevailing offering price per share, then the total investment return was 0.6 percent and 6.7 percent (not annualized) for shareholders who held shares for the entire nine-month period ending Sept. 30, 2015 and 2014, respectively. This calculation does not take into account any sales load that was paid by the Company’s shareholders.

(3)	Excludes TRS reference assets, which are assets owned by a counterparty to a total return swap agreement, as discussed in the Company’s financial statements, unless otherwise noted.

(4)	Includes TRS reference assets, which are assets owned by a counterparty to a total return swap agreement, as discussed in the Company’s financial statements.

About Corporate Capital Trust

Corporate Capital Trust is a non-traded business development company that provides individuals an opportunity to invest in privately owned American companies. The Company is externally managed by CNL and KKR and its investment objective is to provide shareholders with current income, and, to a lesser extent, long-term capital appreciation. The Company intends to meet its investment objective by investing primarily in the debt of privately owned companies, with a focus on originated transactions sourced through the networks of its advisors. For additional information, please visit CorporateCapitalTrust.com.

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Corporate Capital Trust is advised by CNL Fund Advisors Company (CNL) and KKR Credit Advisors (US) LLC (KKR).

Corporate Capital Trust Reports Third Quarter 2015 Results

About CNL Financial Group

CNL Financial Group is a leading private investment management firm providing global real estate and alternative investments. Since inception in 1973, CNL Financial Group and/or its affiliates have formed or acquired companies with more than $33 billion in assets. CNL Financial Group is headquartered in Orlando, Florida. For more information, visit CNL.com.

About KKR

KKR & Co., L.P. is a leading global investment firm that manages investments across multiple asset classes including private equity, energy, infrastructure, real estate, credit and hedge funds. KKR aims to generate attractive investment returns by following a patient and disciplined investment approach, employing world-class people, and driving growth and value creation at the asset level. KKR invests its own capital alongside its partners’ capital and brings opportunities to others through its capital markets business. References to KKR’s investments may include the activities of its sponsored funds. For additional information about KKR & Co. L.P. (NYSE: KKR), please visit KKR’s website at KKR.com and on Twitter @KKR_Co.

A registration statement relating to the common stock of Corporate Capital Trust, Inc. is filed with the SEC. The offering of Corporate Capital Trust’s common stock is being made solely by means of a written prospectus, which is available at SEC.gov and CorporateCapitalTrust.com, and may be obtained by calling 866-650-0650, that contains additional information about Corporate Capital Trust and should be read carefully by an investor before investing. This press release is not an offer to sell and is not soliciting an offer to buy these securities in any state where such offer or sale is not permitted. Neither the SEC, the Attorney General of the State of New York nor any other regulatory agency has passed on or endorsed the merits of the Company’s offering. Any representation to the contrary is a criminal offense.

Cautionary Note Regarding Forward-Looking Statements

Statements contained in this press release that are not statements of historical or current fact may constitute forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management’s current understandings, intentions, beliefs, plans, expectations, assumptions and/or predictions regarding the future of the Company’s business and its performance, the economy, and other future conditions and forecasts of future events, and circumstances. Forward-looking statements are typically identified by words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plans,” “continues,” “pro forma,” “may,” “will,” “seeks,” “should” and “could,” and words and terms of similar substance in connection with discussions of future operating or financial performance, business strategy and portfolios, projected growth prospects, cash flows, costs and financing needs, legal proceedings, amount and timing of anticipated future distributions, estimated per share net asset value of the Company’s common stock, and other matters. The Company’s forward-looking statements are not guarantees of future performance and the Company’s actual results could differ materially from those set forth in the forward-looking statements. As with any projection or forecast, forward-looking statements are necessarily dependent on assumptions, data and/or methods that may be incorrect or imprecise, and may not be realized. While the Company believes that the current expectations reflected in its forward-looking statements are based upon reasonable

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Corporate Capital Trust is advised by CNL Fund Advisors Company (CNL) and KKR Credit Advisors (US) LLC (KKR).

Corporate Capital Trust Reports Third Quarter 2015 Results

assumptions, such statements are inherently susceptible to a variety of risks, uncertainties, changes in circumstances and other factors, many of which are beyond the Company’s ability to control or accurately predict. Given these uncertainties, the Company cautions investors and potential investors not to place undue reliance on such statements.

Forward-looking statements speak only as of the date on which they are made; and the Company undertakes no obligation, and expressly disclaims any obligation, to publicly release the results of any revisions to its forward-looking statements made to reflect future events or circumstances, new information, changed assumptions, the occurrence of unanticipated subsequent events, or changes to future operating results over time, except as otherwise required by law.

The Company’s forward-looking statements and projections are excluded from the safe harbor protection of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

CNL Fund Advisors Company (CNL) and KKR Credit Advisors (US) LLC (KKR) are affiliates of CNL Financial Group and KKR & Co. L.P., respectively.

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Corporate Capital Trust is advised by CNL Fund Advisors Company (CNL) and KKR Credit Advisors (US) LLC (KKR).